Exhibit 10.1

Execution Version

VOTING AND STANDSTILL AGREEMENT

This Voting and Standstill Agreement (this “Agreement”) is made and entered into as of February 25, 2016, between Arbor Realty Trust, Inc., a Maryland corporation, (the “Buyer”), Arbor Commercial Mortgage, LLC, a New York limited liability company (“ACM” and together with Arbor Commercial Funding, LLC, a New York limited liability company, the “Seller”) and the other Persons whose names appear on the signature pages hereto (each such Person, together with ACM, a “Stockholder” and, collectively, the “Stockholders”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement (as defined below).

RECITALS

A.                                    On February 25, 2016, the Buyer and the Seller entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which, among other things, the Seller has agreed to sell to the Buyer, and the Buyer has agreed to purchase from the Seller, certain assets of the Seller comprising the Included Business, and in connection therewith the Buyer has agreed to assume certain liabilities and obligations of the Seller, all upon the terms and subject to the conditions set forth therein.

B.                                    The Stockholders agree to enter into this Agreement with respect to all shares of Voting Stock (as defined below) that the Stockholders now or hereafter own, beneficially (as defined in Rule 13d-3 under the Securities Exchange Act) or of record, including, from and after the Closing Date, any Voting Stock acquired by ACM or the Stockholders pursuant to the Asset Purchase Agreement.

C.                                    As of the date hereof, the Stockholders are the owners of, and have either sole or shared voting power over, such number of shares of Voting Stock as are indicated opposite each of their names on Schedule A attached hereto.

E.                                     Each of the Buyer and the Stockholders has determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.                                      Definitions. When used in this Agreement, except as set forth in the Preamble hereto, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“13D Group” shall mean any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock which would be required under Section 13(d) of the Securities Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-l(a) or Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a “person” within the meaning of Section

13(d)(3) of the Securities Exchange Act if such group Beneficially Owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.

“Beneficially Own”, “Beneficial Owner” or “Beneficial Ownership” shall have the meaning (or the correlative meaning, as applicable) set forth in Rule 13d-3 and Rule 13d-5(b)(i) of the rules and regulations promulgated under the Securities Exchange Act.

“Excluded Acquisition” means any acquisition resulting from (a) a stock dividend, stock split or subdivision of Voting Stock by the Buyer, (b) with respect to any Stockholder who is serving as an officer or director of the Buyer, any acquisition pursuant to any grant or issuance of Voting Stock pursuant to a compensatory or incentive arrangement that has been approved by the Board (including without limitation upon the exercise of any stock option award), (c) any equity consideration issued pursuant to the Asset Purchase Agreement or as an adjustment to the purchase price under the Asset Purchase Agreement or (d) any equity consideration issued as part of the exercise price under the Option Agreement.

“Expiration Time” shall mean the earlier to occur of (a) the Closing Date and (b) such date and time as the Asset Purchase Agreement shall be terminated in accordance with Section 10.1 thereof.

“Extraordinary Transaction” means any of the following involving the Buyer or any of its Subsidiaries or its or their securities or a material amount of the assets or businesses of the Buyer or any of its Subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of, or joint venture or other partnership with respect to, material assets, or the liquidation or dissolution of the Buyer.

“Hedging Activities” means any forward sale, hedging or similar transaction involving any Voting Stock, including any transaction by which any economic risks and/or rewards or ownership of, or voting rights with respect to, any such Voting Stock are Transferred or affected.

“Joinder Agreement” means a joinder to this Agreement reasonably satisfactory to the Special Committee evidencing a transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as each Stockholder.

“Lock-Up Period” shall mean the period from the Closing Date to the date that is one day past the eighteen (18) month anniversary of the Closing Date.

“Permissible Group Activities” shall mean forming, joining or in any way participating in a 13D Group solely between or among the Stockholders and any of their Affiliates who have executed a Joinder Agreement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Special Committee” means the Special Committee, or if after the Closing Date, the Special Committee is no longer in existence, the Audit Committee of the Board.

“Standstill Period” shall mean the period beginning on the Closing Date and ending on the date when the Stockholders party to this Agreement and any Permitted Transferee thereof no longer Beneficially Own an aggregate of at least 12.0% of the Voting Stock.

“Term” means the period from the date hereof until the end of the Standstill Period.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any Contract with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the Asset Purchase Agreement and the consummation of the transactions contemplated hereby and thereby.

“Voting Stock” shall mean any Buyer Common Stock, Buyer Preferred Stock or OP Units or any securities convertible into, exchangeable for or otherwise exercisable to acquire Buyer Common Stock, Buyer Preferred Stock or OP Units, or any other securities having (or being convertible into, exchangeable for or otherwise exercisable to acquire any securities having) the ordinary power to vote in the election of members of the Board of Directors of the Buyer, or any right to acquire within sixty days any of the foregoing, whether now owned or hereafter acquired.

2.                                      Subject Shares.

2.1                               Each Stockholder agrees that any Voting Stock that such Stockholder now or hereafter Beneficially Owns or owns of record (including, from and after the Closing Date, any Voting Stock acquired by ACM or any such Stockholder pursuant to the Asset Purchase Agreement) shall be subject to the terms and conditions of this Agreement so long as such Voting Stock is Beneficially Owned by such Stockholder.

2.2                               Each Stockholder acknowledges that this Agreement is in addition to any transfer or ownership restrictions that may be imposed upon the Stockholders by virtue of the Buyer’s Articles of Incorporation and the Amended and Restated Bylaws, each as may be amended from time to time, or pursuant to any other agreement between such Stockholder and the Buyer and its Subsidiaries.

3.                                      Restrictions Prior to Expiration Time.

3.1                               No Transfer or Acquisition of Voting Stock. Until the Expiration Time, each Stockholder agrees not to: (w) Transfer any Voting Stock, (x) directly or indirectly engage in any Hedging Activities; (y) deposit any Voting Stock into a voting trust or enter into a voting agreement with respect to Voting Stock or grant any proxy, consent or power of attorney with respect thereto (other than pursuant to this Agreement) or (z) acquire by purchase or otherwise (but excluding any Excluded Acquisition) Beneficial Ownership of any Voting Stock; provided that any Stockholder may Transfer any such Voting Stock to any other Stockholder or any Affiliate (including, in the case of Ivan Kaufman, to his wife, children or any of his descendants) of any such Stockholders if such Affiliate transferee executes a Joinder Agreement (each, a “Permitted Transferee”).

3.2                               The limitations set forth in Section 3.1(a) shall not apply to (x) any Transfer as to which the Special Committee gives its prior written consent or (y) any Transfer to another Stockholder or any of their respective Affiliates who has executed a Joinder Agreement.

3.3                               Non-permitted Transfers. Any Transfer or attempted Transfer of any Voting Stock in violation of this Section 3 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

4.                                      Agreement to Consent and Approve Prior to Expiration Time.

4.1                               Until the Expiration Time, no Stockholder shall enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Voting Stock that is inconsistent with this Agreement or otherwise take any other action with respect to the Voting Stock that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby, including the receipt of the Buyer Stockholder Approval and the consummation of the transactions contemplated by the Asset Purchase Agreement.

4.2                               Until the Expiration Time, at any meeting of the stockholders of the Buyer, however called, or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Voting Stock to adopt the Asset Purchase Agreement, to approve the issuance of OP Units or in any other circumstances upon which a vote, consent or other approval with respect to the Asset Purchase Agreement, the issuance of OP Units or the other transactions contemplated by the Asset Purchase Agreement is sought, each Stockholder shall vote (or cause to be voted) all shares of Voting Stock currently or hereinafter owned by such Stockholder in favor of the foregoing.

4.3                               Until the Expiration Time, at any meeting of the stockholders of the Buyer, however called, or at any postponement or adjournment thereof or in any other circumstances upon which any Stockholder’s vote, consent or other approval (including by written consent) is sought, each Stockholder shall vote (or cause to be voted) all shares of Voting Stock (to the extent such Voting Stock are then entitled to vote thereon), currently or hereinafter owned by such Stockholder against and withhold consent with respect to (i) any action or agreement that has or would be reasonably likely to result in any conditions to the Buyer’s obligations under Article VII of the Asset Purchase Agreement not being fulfilled, (ii) any amendments to the Buyer’s Articles of Incorporation, as amended, or the Amended and Restated Bylaws if such amendment would reasonably be expected to prevent or delay the consummation of the Closing or (iii) any other action or agreement that is intended, or could reasonably be expected, to impede, interfere with, delay, or postpone the transactions contemplated by the Asset Purchase Agreement or change in any manner the voting rights of any class of stock of the Buyer.  No Stockholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

5.                                      Litigation.  Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Buyer, the Seller or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into this Agreement or the Asset Purchase Agreement.

6.                                      Post-Closing Standstill Covenants.

6.1                               Standstill. During the Standstill Period, each Stockholder agrees that it and its Affiliates will not, without the prior written consent of the Special Committee, directly or indirectly:

(a)                                 acquire, offer, seek or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise (but excluding any Excluded Acquisition), Beneficial Ownership of any Voting Stock if after giving effect to such acquisition such Stockholder would Beneficially Own more than 35% of the then outstanding shares of Voting Stock;

(b)                                 make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any Person with respect to the voting of any Voting Stock, other than, with respect to any Stockholder that is serving as an officer or director of the Buyer, in such Stockholder’s capacity as an officer or director of the Buyer; provided, that, the Stockholders (together, and not individually) may seek to nominate and have elected in any such context the lessor of (i) one-third of the members of the Board of Directors of the Buyer and (ii) the number of members of the Board of Directors of the Buyer equal to the product of (x) the total number of members of the Board of Directors and (y) the aggregate percentage of then outstanding shares of Voting Stock that such Stockholders Beneficially Own, rounded down to the nearest whole number;

(c)                                  separately or in conjunction with any other Person submit to stockholders of Buyer a proposal for or offer of (with or without conditions), any Extraordinary Transaction in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation;

(d)                                 form, join or in any way participate in a 13D Group (other than any Permissible Group Activities);

(e)                                  present at any annual meeting or any special meeting of the Buyer’s stockholders or through action by written consent any proposal for consideration for action by stockholders or propose nominees for election to the Board that would constitute in excess of the lessor of (i) one-third of the members of the Board of Directors of the Buyer and (ii) the number of members of the Board of Directors of the Buyer equal to the product of (x) the total number of members of the Board of Directors and (y) the aggregate percentage of then outstanding shares of Voting Stock that such Stockholders Beneficially Own, rounded down to the nearest whole number, or seek the removal of  a majority of the members of the Board;

(f)                                   except as may be permitted by this section, grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Buyer’s proxy card for an annual meeting or a special meeting) or deposit any of the Voting held by such Stockholder in a voting trust or subject them to a voting agreement or other arrangement of similar effect;

(g)                                  make or issue, or cause to be made or issued, any public disclosure, statement or announcement (including the filing or furnishing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) in support of or against any solicitation described in clause (b) above, except as provided in (b) and (e) above;

(h)                                 request the Buyer or any of its representatives, directly or indirectly, to amend or waive any provision of this Section 6.1; provided that any Stockholder may confidentially request the Buyer to amend or waive any provision of this Section 6.1 in a manner that would not be reasonably likely to require public disclosure by the Buyer or such Stockholder;

(i)                                     except as may be required by law, disclose, with respect to matters considered at any meeting of stockholders of the Buyer, if such Stockholder voted its shares contrary to the recommendation of the Board of Directors of the Buyer on any matter; or

(j)                                    direct, instruct assist or encourage any other Person to take any such action.

6.2                               Post-Closing Lock-Up Restrictions.

(a)                                 In addition to Section 6.1, during the Lock-Up Period, each Stockholder agrees not to: (x) Transfer any Voting Stock, (y) directly or indirectly engage in any Hedging Activities or (z) acquire, offer, seek or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise (but excluding any Excluded Acquisition) Beneficial Ownership of any Voting Stock.

(b)                                 The limitations set forth in Section 6.2(a) shall not apply to (w) any Transfer as to which the Special Committee gives its prior written consent, or in the case of a Transfer by merger or otherwise by operation of law, to which the Board gave its prior written consent, (x) any Transfer to another Stockholder or any of their respective Affiliates (including, in the case of Ivan Kaufman, to his wife, children or any of his descendants) who has executed a Joinder Agreement, (y) any Transfer to a charitable organization qualified under Rule 501(c)(3) of the Code; provided, that all Transfers pursuant to clause (y) shall not  shall exceed a fair market value of $2,000,000 in the aggregate, or (z) any Transfer as a result of the death of a Stockholder.

(c)                                  Non-permitted Transfers. Any Transfer or attempted Transfer in violation of this Section 6.2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

7.                                      Legend on Securities; Stop Transfer Order.

(a)                                 The Buyer may make a notation on its records or give instructions to any transfer agents or registrars for the Voting Stock in order to implement the restrictions on Transfer set forth in this Agreement.

(b)                                 In connection with any Transfer of shares of Voting Stock, the transferor shall provide the Buyer with such certificates, opinions and other documents as the Buyer may reasonably request to assure that such Transfer complies fully with this Agreement.

(c)                                  In furtherance of this Agreement, concurrently herewith the Stockholders shall and hereby do authorize the Buyer to notify the Buyer’s transfer agent that there is a stop transfer order with respect to all Voting Stock subject to this Agreement (and that this Agreement places limits on the voting and transfer of the Voting Stock).  The Stockholders further agree to cause the Buyer not to register the transfer of any certificate representing any of the Voting Stock unless such transfer is made in accordance with the terms of this Agreement.

8.                                      Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Buyer as follows:

8.1                               Organization. If such Stockholder is a corporation, partnership, limited liability company, limited liability partnership, syndicate, trust, association, organization or other entity, such Stockholder is duly organized, validly existing, and in good standing under the laws of the State of its respective jurisdiction.

8.2                               Due Authority. Such Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

8.3                               Ownership of the Voting Stock. As of the date hereof, such Stockholder is the owner of the shares of Voting Stock indicated on Schedule A hereto opposite such Stockholder’s name, free and clear of any and all Liens, other than those created by this Agreement. Such Stockholder has and will have until the Expiration Time either sole or shared voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Stockholder set forth in this Agreement, in each case, over all shares of Voting Stock currently or hereinafter owned by such Stockholder. As of the date hereof, such Stockholder does not own any capital stock or other voting securities of the Buyer, other than the shares of Voting Stock set forth on Schedule A opposite such Stockholder’s name. As of the date hereof, such Stockholder does not own any rights to purchase or acquire any shares of capital stock or other equity securities of the Buyer, except as set forth on Schedule A opposite such Stockholder’s name.

8.4                               No Conflict; Consents.

(a)                                 The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of the obligations under this Agreement and the compliance by such Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to such Stockholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Stockholder, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Voting Stock owned by such Stockholder pursuant to any Contract to which such Stockholder is a party or by which such Stockholder is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)                                 No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

8.5                               Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Stockholder, threatened against such Stockholder that would reasonably be expected to materially impair the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

8.6                               Absence of Other Voting Agreement. Except for this Agreement and the Asset Purchase Agreement, such Stockholder has not: (i) entered into any voting agreement, voting trust or similar agreement with respect to any Voting Stock or other equity securities of the Buyer owned by such Stockholder, or (ii) granted any proxy, consent or power of attorney with respect to any Voting Stock owned by such Stockholder (other than as contemplated by this Agreement).

9.                                      Representations and Warranties of the Buyer. Each of the Buyer and ACM hereby represents and warrants to the Stockholders, only as to itself and not as to the other, as follows:

9.1                               Organization.  Each of the Buyer and ACM is duly organized, validly existing, and in good standing under the laws of each of their states of incorporation or formation, respectively.

9.2                               Due Authority.  Each of the Buyer and ACM has the full power and authority to make, enter into and carry out the terms of this Agreement.  The execution and delivery of this Agreement by each of the Buyer and ACM and the consummation by each of the Buyer and ACM of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each of the Buyer and ACM. This Agreement has been duly and validly executed and delivered by each of the Buyer and ACM and constitutes a valid and binding agreement of each of the Buyer and ACM enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other applicable Law affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

9.3                               No Conflict; Consents.

(a)                                 The execution and delivery of this Agreement by each of the Buyer and ACM does not, and the performance by each of the Buyer and ACM of the obligations under this Agreement and the compliance by each of the Buyer and ACM with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to each of the Buyer and ACM, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of each of the Buyer and ACM, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under any Contract to which each of the Buyer and ACM is a party or by which each of the Buyer and ACM is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of each of the Buyer and ACM to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b)                                 No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to each of the Buyer and ACM in connection with the execution and delivery of this Agreement or the consummation by each of the Buyer and ACM of the transactions contemplated hereby, except for filings with the SEC of such reports under the Securities Exchange Act as may be required in connection with this Agreement and the consummation of the transactions contemplated hereby.

9.4                               Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of each of the Buyer and ACM, threatened against each of the Buyer and ACM that would reasonably be expected to materially impair the ability of each of the Buyer and ACM to perform the obligations of each of the Buyer and ACM hereunder or to consummate the transactions contemplated hereby.

10.                               Fiduciary Duties.  The covenants and agreements set forth herein shall not prevent any of the Stockholders’ designees serving on the board of directors of the Buyer from taking any action, subject to the provisions of the Asset Purchase Agreement, while acting in such designee’s capacity as a director of the Buyer, as the case may be.  Each Stockholder is entering into this Agreement solely in its capacity as the owner of such Stockholder’s shares of Voting Stock.

11.                               Further Assurances.  The Stockholders shall, without further consideration, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Special Committee may reasonably request in order to vest, perfect, confirm or record the rights granted to the Buyer under this Agreement.

12.                               Joinder; Certain Events.

12.1                        During the Term, in the event any Stockholder Transfers any shares of Voting Stock to a Person as permitted by and in accordance with this Agreement, such transferee shall be required, as a condition to such Transfer, to execute and deliver to the Buyer a Joinder Agreement.

12.2                        Except as provided in Section 12.1, the Stockholders agree that this Agreement and the obligations hereunder shall attach to the shares of Voting Stock referenced in Section 2 and shall be binding on any Person to which legal or beneficial ownership of such shares of Voting Stock shall pass, whether by operation of Law or otherwise.  In the event of any stock split, stock dividend, merger, amalgamation, reorganization, recapitalization or other change in the capital structure of the Buyer affecting the Voting Stock or other voting securities of the Buyer, the number of shares of Voting Stock shall be deemed adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Voting Stock issued to or acquired by the Stockholders.

13.          Termination. Except as set forth herein with respect to specific provisions hereof, this Agreement shall not terminate and shall remain in full force and effect until the end of the Term; provided that this Agreement shall earlier terminate in the event the Closing does not occur (at such date and time as when the Asset Purchase Agreement is terminated in accordance with Section 10.1 thereof); provided that nothing herein shall relieve any party from liability for any intentional breach of this Agreement prior to such termination.

14.          No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Buyer any direct or indirect ownership or incidence of ownership of or with respect to the Stockholders’ shares of Voting Stock. All rights, ownership and economic benefits of and relating to the Stockholders’ shares of Voting Stock shall remain vested in and belong to the Stockholders, and the Buyer shall have no authority to direct the Stockholders in the voting or disposition of any of the shares of Voting Stock except as otherwise provided herein.

15.          Miscellaneous.

15.1        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

15.2        Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date or the termination of this Agreement.  This Section 15.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Closing Date or the termination of this Agreement.

15.3        Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties (including the Special Committee on behalf of the Buyer), and any such assignment without such prior written consent shall be null and void; provided, however, that the Buyer may assign this Agreement to any Affiliate of the Buyer without the prior consent of ACM or the Stockholders; provided further that no assignment shall limit the assignor’s obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

15.4        Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party (including the Special Committee on behalf of the Buyer).

15.5        Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the parties hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court sitting in the Borough of Manhattan in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity.  Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

15.6        Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)	if to any Stockholder or ACM, to:

c/o Arbor Commercial Mortgage, LLC
333 Earle Ovington Boulevard
Suite 900
Uniondale, NY 11553
	Attention:	Ivan Kaufman, CEO

with a concurrent copy to (which shall not be considered notice):

Arbor Commercial Mortgage, LLC
333 Earle Ovington Boulevard
Suite 900
Uniondale, NY 11553
	Attention:	John Bishar, Esq.

and

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
	Attention:	Martin Nussbaum, Esq.
	Email:	martin.nussbaum@dechert.com

(ii)		if to the Buyer, to:

Arbor Realty Trust, Inc.
c/o The Special Committee of the Board of Directors
333 Earle Ovington Boulevard
Suite 900
Uniondale, NY 11553
	Attention:	William C. Green
Melvin F. Lazar
Karen K. Edwards
Stanley Kreitman

with a concurrent copy to (which shall not be considered notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
	Attention:	Steven A. Seidman, Esq.
Sean M. Ewen, Esq.
	Email:	sseidman@willkie.com
sewen@willkie.com

15.7        Governing Law; Submission to Jurisdiction. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York (other than section 5 1401 of the New York General Obligations Law). Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

15.8        WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.9        Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties hereto with respect to the subject matter hereof.  Notwithstanding any oral agreement or course of action of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

15.10      Counterparts; Facsimile Signature. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile signature or other electronic signature and such signature shall constitute an original for all purposes.

15.11      Effect of Headings. Headings of the articles and sections of this Agreement and the table of contents, schedules and exhibits are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

15.12      No Presumption Against Drafting Party. The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

15.13      Expenses. Except as otherwise provided herein or in the Asset Purchase Agreement, all fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated; provided that, no such fees and expenses payable by the Seller shall be paid from any assets otherwise transferable to the Buyer pursuant hereto.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.

15.14      No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Asset Purchase Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith.  Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Remainder of Page Intentionally Left Blank]

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

ARBOR REALTY TRUST, INC.

By:	/s/ William C. Green
	Name:	William C. Green
	Title:	Member of the Special Committee of the Board of Directors

By:	/s/ Melvin F. Lazar
	Name:	Melvin F. Lazar
	Title:	Member of the Special Committee of the Board of Directors

[Signature page to Voting and Standstill Agreement]

ARBOR COMMERCIAL MORTGAGE, LLC

By:	/s/ Ivan Kaufman
	Name:	Ivan Kaufman
	Title:	Chief Executive Officer

ARBOR COMMERCIAL FUNDING, LLC

By:	/s/ Ivan Kaufman
	Name:	Ivan Kaufman
	Title:	Chief Executive Officer

IVAN KAUFMAN

By:	/s/ Ivan Kaufman
	Name:	Ivan Kaufman

IVAN & LISA KAUFMAN FAMILY TRUST

By:	/s/ John Matalone
Name:	John Matalone
Title:	Trustee

[Signature page to Voting and Standstill Agreement]

Schedule A

Voting Stock

Name of Stockholder	Number and Class of Securities Owned
Ivan Kaufman	381,405 shares of Buyer Common Stock
Arbor Commercial Mortgage, LLC	5,349,053 shares of Buyer Common Stock
The Ivan and Lisa Kaufman Family Trust	180,000 shares of Buyer Common Stock